Exhibit A
                                                                    Page 1 of 3

                               OHIO EDISON COMPANY
                     Consolidated Balance Sheet (Unaudited)
                               As of June 30, 2003
                     --------------------------------------
                                 (In Thousands)




Assets

Utility Plant:
   In service                                                     $  5,212,254
   Less--Accumulated provision for depreciation                      2,585,546
                                                                   -----------
                                                                     2,626,708
   Construction work in progress                                       124,601
                                                                   -----------
                                                                     2,751,309
                                                                   -----------
Investments:
   PNBV Capital Trust                                                  388,225
   Letter of credit collateralization                                  277,763
   Nuclear plant decommissioning trusts                                325,073
   Notes receivable from associated companies                          503,192
   Others                                                               67,824
                                                                   -----------
                                                                     1,562,077
                                                                   -----------
Current Assets:
   Cash and cash equivalents                                             2,364
   Receivables:
     Customers                                                         291,501
     Associated companies                                              989,299
     Other                                                              28,295
   Notes receivable from associated companies                          387,025
   Materials and supplies:
     Owned                                                              58,989
     Under consignment                                                  13,115
   Prepayments and other                                                21,603
                                                                   -----------
                                                                     1,792,191
                                                                   -----------
Deferred Charges:
   Regulatory assets                                                 1,750,174
   Property taxes                                                       59,035
   Unamortized sale and leaseback costs                                 68,325
   Other                                                                55,802
                                                                   -----------
                                                                     1,933,336
                                                                   -----------

        Total Assets                                              $  8,038,913
                                                                   ===========

                                                                     Exhibit A
                                                                     Page 2 of 3

                               OHIO EDISON COMPANY
                     Consolidated Balance Sheet (Unaudited)
                               As of June 30, 2003
                                 (In Thousands)




Liabilities and Capitalization
   Common stockholder's equity                                    $  2,645,490
   Preferred stock not subject to mandatory redemption                  60,965
   Preferred stock of consolidated subsidiary:
     Not subject to mandatory redemption                                39,105
     Subject to mandatory redemption                                    13,500
   Long-term debt                                                    1,521,866
                                                                   -----------
                                                                     4,280,926
                                                                   -----------
Current Liabilities:
   Currently payable long-term debt and preferred stock                585,553
   Short-term borrowings                                               187,902
   Notes payable to associated companies                                 1,170
   Accounts payable:
     Associated companies                                              410,027
     Other                                                               3,634
   Accrued taxes                                                       515,198
   Accrued interest                                                     23,103
   Other                                                                72,562
                                                                   -----------
                                                                     1,799,149
                                                                   -----------
Deferred Credits:
   Accumulated deferred income taxes                                   909,937
   Accumulated deferred investment tax credits                          82,135
   Asset retirement obligation                                         307,501
   Retirement benefits                                                 384,618
   Other                                                               274,647
                                                                   -----------
                                                                     1,958,838
                                                                   -----------

        Total Liabilities and Capitalization                      $  8,038,913
                                                                   ===========

                                                                    Exhibit A
                                                                    Page 3 of 3

                               OHIO EDISON COMPANY
                  Consolidated Statement of Income (Unaudited)
                    For the Twelve Months Ended June 30, 2003
                  --------------------------------------------
                                 (In Thousands)





Operating Revenues                                               $ 2,912,777

Operating Expenses and Taxes:
    Fuel and purchased power                                         985,990
    Other operating expenses                                         796,700
    Provision for depreciation and amortization                      416,717
    General taxes                                                    181,783
    Income taxes                                                     184,516
                                                                  ----------
        Total operating expenses and taxes                         2,565,706
                                                                  ----------

Operating Income                                                     347,071

Other Income                                                          56,172

Income before Net Interest Charges                                   403,243

Net interest charges:
    Interest expense                                                 123,636
    Allowance from borrowed funds used during construction            (4,639)
    Subsidiaries' preferred stock dividends                            5,021
                                                                  ----------
      Net interest charges                                           124,018
                                                                  ----------

Income before Cumulative Effect of Accounting Change                 279,225

Cumulative effect of accounting change                                31,720
                                                                  ----------

Net Income                                                           310,945

Preferred Stock Dividend Requirements                                  2,635
                                                                  ----------

Earnings on Common Stock                                         $   308,310
                                                                  ==========